   As filed with the Securities and Exchange Commission on November 1, 2000.

                                                    Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  eSPEED, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                         13-4063515
 (State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                         Identification No.)

                                ----------------

                             One World Trade Center
                                   103rd Floor
                            New York, New York 10048
                                 (212) 938-3773
          (Address, including Zip Code, of Principal Executive Offices)

                                ----------------

             eSPEED, INC. NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                   eSPEED, INC. DEFERRAL PLAN FOR EMPLOYEES OF

                   CANTOR FITZGERALD, L.P. AND ITS AFFILIATES

                            (Full Title of the Plans)

                                ----------------

                             Stephen M. Merkel, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                                  eSpeed, Inc.
                             One World Trade Center
                                   105th Floor
                            New York, New York 10048
                                 (212) 938-3773

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:
                           Christopher T. Jensen, Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000
                               Fax: (212) 309-6273

                                ----------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                               Proposed maximum
              Title of securities to      Amount to be          offering price        Proposed maximum            Amount of
                 be registered (1)        registered(1)          per share(2)      aggregate offering price   registration fee(3)
-------------------------------------------------------------------------------------------------------------------------------
Class A common stock, $.01 par value      1,500,000 shares     $ 17.875             $ 26,812,500             $ 7,078.50

===============================================================================================================================

(1) Includes (i) 1,000,000 shares of Class A common stock for the eSpeed, Inc. Non-Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"), (ii) 500,000 shares of Class A common stock for the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the "Deferral Plan") and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended, an indeterminate number of additional shares of Class A common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Stock Purchase Plan and the Deferral Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Deferral Plan. Pursuant to Rule 457(h)(2) under the Securities Act, no registration fee is required with respect to such interests in the Deferral Plan.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices for the Class A common stock as reported on the Nasdaq National Market on October 25, 2000.

(3) Calculated pursuant to Section 6(b) of the Securities Act, as follows: proposed maximum aggregate offering price multiplied by .000264.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------

          * Information required by Part I to be contained in the Section 10(a) prospectus for each plan is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Explanatory Note to Part I of this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (a) The description of our Class A common stock, par value $.01 per share, contained in our Registration Statement on Form 8-A (File No. 000-28191) filed with the SEC on November 17, 1999, including any amendment or report filed for the purpose of updating this description.

         (b) Our Annual Report on Form 10-K for the period ended December 31, 1999 filed with the SEC on March 29, 2000.

         (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 11, 2000.

         (d) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000.

         All reports and other documents subsequently filed by us and the Deferral Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

         Section 145 of the General Corporation Law of the State of Delaware permits us to indemnify officers, directors or employees against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal act or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection with the action.

         Our Amended and Restated By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

         We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits.
         --------

         Exhibit                     Description
         -------                     -----------

         4.1 Amended and Restated Certificate of Incorporation of eSpeed, Inc. -- Incorporated by reference to Exhibit
                            3.1 to Amendment No. 3 to eSpeed, Inc.'s
                            Registration Statement on Form S-1 (Registration No. 333-87475) filed with the SEC on December 2, 1999.

         4.2                Second Amended and Restated By-Laws of eSpeed, Inc.
                            - Incorporated by reference to Exhibit 3(ii) to eSpeed, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the SEC on May 11, 2000.

         4.3                eSpeed, Inc. Non-Qualified Employee Stock Purchase
                            Plan.

         4.4 eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates.

         4.5 Specimen Class A Common Stock Certificate - Incorporated by reference to Exhibit 4 to Amendment No. 1 to eSpeed, Inc.'s Registration Statement on Form S-1 (Registration No. 333-87475) filed with the SEC on November 15, 1999.

         5.1                Opinion of Morgan, Lewis & Bockius LLP.

         5.2 The Registrant will submit or has submitted the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the Plan) and any amendment thereto to the Internal Revenue Service (the IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

         23.1               Consent of Deloitte & Touche LLP.

         23.2               Consent of Morgan, Lewis & Bockius LLP (included in
                            Exhibit 5.1).

         24 Powers of Attorney (included on page II-5 of this Registration Statement).



Item 9.   Undertakings.
          ------------

          (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of October, 2000.

                         eSpeed, Inc.

                         By: /s/ Howard W. Lutnick
                             --------------------------------
                             Howard W. Lutnick
                             Chairman of the Board and
                             Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Howard W. Lutnick, Frederick T. Varacchi and Douglas B. Gardner, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

/s/  Howard W. Lutnick                            Chairman of the Board and Chief             October 26, 2000
---------------------------------                 Executive Officer (Principal
Howard W. Lutnick                                 Executive Officer)

/s/  Jeffrey G. Goldflam                          Senior Vice President and Chief             October 26, 2000
---------------------------------                 Financial Officer
Jeffrey G. Goldflam                               (Principal Financial and Accounting
                                                  Officer)

/s/  Frederick T. Varacchi                        President and Chief Operating               October 26, 2000
---------------------------------                 Officer and Director
Frederick T. Varacchi




/s/  Douglas B. Gardner                           Vice Chairman                               October 26, 2000
---------------------------------
Douglas B. Gardner

/s/  Richard C. Breeden                           Director                                    October 26, 2000
---------------------------------
Richard C. Breeden

/s/  Larry R. Carter                              Director                                    October 26, 2000
---------------------------------
Larry R. Carter

/s/  William J. Moran                             Director                                    October 26, 2000
---------------------------------
William J. Moran

/s/ Joseph P. Shea                                Director                                    October 26, 2000
---------------------------------
Joseph P. Shea

         Pursuant to the requirements of the Securities Act, the Administrator of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of October, 2000.

By: Administrative Committee of eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates, as
         Plan Administrator

By:      /s/  Frederick T. Varacchi
         ---------------------------------
Name:    Frederick T. Varacchi

Title: Member of the Administrative Committee of eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates

                                  EXHIBIT INDEX
                                  -------------

         Exhibit                     Description
         -------                     -----------


         4.1 Amended and Restated Certificate of Incorporation of eSpeed, Inc. -Incorporated by reference to Exhibit
                            3.1 to Amendment No. 3 to eSpeed, Inc.'s
                            Registration Statement on Form S-1 (Registration No. 333-87475) filed with the SEC on December 2, 1999.

         4.2                Second Amended and Restated By-Laws of eSpeed, Inc.
                            - Incorporated by reference to Exhibit 3(ii) to eSpeed, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the SEC on May 11, 2000.

         4.3                eSpeed, Inc. Non-Qualified Employee Stock Purchase
                            Plan.

         4.4 eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates.

         4.5 Specimen Class A Common Stock Certificate - Incorporated by reference to Exhibit 4 to Amendment No. 1 to eSpeed, Inc.'s Registration Statement on Form S-1 (Registration No. 333-87475) filed with the SEC on November 15, 1999.

         5.1                Opinion of Morgan, Lewis & Bockius LLP.

         5.2 The Registrant will submit or has submitted the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the Plan) and any amendment thereto to the Internal Revenue Service (the IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

         23.1               Consent of Deloitte & Touche LLP.

         23.2               Consent of Morgan, Lewis & Bockius LLP (included in
                            Exhibit 5.1).

         24 Powers of Attorney (included on page II-5 of this Registration Statement).